UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUALITY SYSTEMS ANNOUNCES EGAN-JONES RECOMMENDS SHAREHOLDERS VOTE FOR ALL QUALITY SYSTEMS BOARD NOMINEES

Egan-Jones Says “Company’s Strategy Has Positioned It To Capitalize On Developing Trends In The Healthcare Industry”

“Voting The White Proxy Card Is In The Best Interest Of The Company And Its Shareholders”

QSI Urges Shareholders to Vote for Board Nominees Ahead of Annual Meeting

IRVINE, Calif – July 30, 2012 – Quality Systems, Inc. (Nasdaq: QSII) announced today that Egan-Jones Proxy Services, a leading voting advisory service, has recommended that QSI shareholders vote for all of the Company’s board nominees - Craig Barbarosh, George Bristol, Mark Davis, Russell Pflueger, Steven Plochocki, Sheldon Razin, Lance Rosenzweig and Maureen Spivack - for election at Quality Systems’ annual meeting of shareholders to be held on August 16, 2012.

In its report, Egan-Jones noted:

“We believe that support for voting the management ballot is merited and that voting the management ballot (WHITE PROXY CARD) is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:

1. Our belief that the Company’s strategy has positioned it to capitalize on developing trends in the healthcare industry.

2. Our belief that Mr. [Ahmed] Hussein’s proxy solicitation is an attempt to take over the Company without paying a premium.

3. Our belief that Mr. Hussein has failed to make a persuasive case that electing his nominees to the board would result in the enhancement of shareholder value.

4. We are not convinced that the election of the dissidents’ slate to the board of directors would work to the benefit of all shareholders.”

Steven T. Plochocki, Chief Executive Officer of Quality Systems, said, “We are grateful that Egan-Jones has recognized the quality of our nominees and the value of QSI’s strategy in positioning the Company for future growth and significant opportunities in the industry.  While the industry is facing some near-term challenges, we remain confident that the detailed strategy being executed by our highly qualified Board nominees and management team will allow us to continue to create value for all QSI shareholders.   We urge shareholders to vote FOR our nominees on the WHITE proxy card today.”

Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

ADDITIONAL INFORMATION

On July 13, 2012, the company filed its definitive proxy statement in connection with its 2012 annual meeting of shareholders, and on July 16, 2012, began the process of mailing such proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read the definitive proxy statement and the accompanying proxy card, as they will contain important information. Shareholders may obtain the definitive proxy statement, any amendments or supplements to such proxy statement, and other documents filed by the company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to such proxy statement may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking words, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the SEC.

Investor Contacts:
Steven Plochocki, CEO
(949) 255-2600
splochocki@qsii.com
or
Larry Dennedy
MacKenzie Partners
(212) 929-5500

Media Contacts:
Susan J. Lewis
(303) 804-0494
slewis@qsii.com
or
Tom Johnson or Mike Pascale
Abernathy MacGregor
(212) 371-5999